UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2009

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 7.01 Regulation FD Disclosure

On January 16, 2009 the Company issued the following press release:

Puget Sound Energy merger parties expect to close by Feb. 6

BELLEVUE, Wash. – Jan. 16, 2009 – Puget Holdings LLC, a group of long-term infrastructure investors, and Puget Energy (NYSE:PSD) today announced they expect to close Puget Holdings’ $7.4 billion purchase of Puget Energy and its wholly-owned utility subsidiary, Puget Sound Energy, by Feb. 6, 2009.
“We accept the Washington Utilities and Transportation Commission order approving the merger and expect to close the transaction by February 6,” said Christopher J. Leslie, chief executive officer of Macquarie Infrastructure Partners and spokesman for Puget Holdings. “We are committed to using our combined access to capital to support the plans of PSE’s local management to meet the utility’s steady increase in demand for energy.”
Stephen P. Reynolds, chairman, president and CEO of Puget Energy and PSE, said, “I am excited about having committed access to capital and being able to focus our time and attention on serving our customers. With Puget Holdings’ strong, patient investors, we will have the resources to build the infrastructure and secure the clean energy supplies needed to serve the growing region.”
Puget Holdings has committed to support the utility’s $5 billion capital program (approximately $1 billion a year) for the next five years for infrastructure projects and energy supplies needed to maintain and improve the reliability of the electric and natural gas systems in the region. Puget Holdings has also committed to provide $100 million in rate credits and other savings. Customers could begin seeing these rate credits on their bills as early as March 2009, continuing for the next 10 years.
Upon closing, PSE will continue to maintain PSE’s headquarters within Washington state and retain existing management and employees. The approved merger conditions guarantee that three current PSE board members will continue on the board of PSE after the transaction closes, ensuring locally based, experienced governance. William (Bill) S. Ayer, chairman and chief executive of Alaska Air Group, will become the chairman of the boards of directors for Puget Holdings and PSE. Stephen P. Reynolds, who will remain as PSE president and CEO, will also serve on the Puget Holdings and PSE boards. The PSE board will also include Herbert B. Simon, a member of Simon Johnson LLC, a real estate and venture capital projects investment company in Tacoma.
With the same local PSE employees operating the same local utility in more than 100 Washington state communities, PSE will continue to be regulated by the UTC, as well as by the Federal Energy Regulatory Commission and other federal, state and local agencies. The utility’s long history of actively supporting the communities it serves will be extended with increased funding of $5 million from Puget Holdings to the Puget Sound Energy Foundation as a result of the merger.
Puget Energy’s common stock will remain listed on the NYSE until the merger closes. Upon closing, Puget Holdings will acquire all of the outstanding shares of Puget Energy common stock for $30 per share in cash. To ensure that shareholders continue to receive dividends at the current rate until closing of the merger, Puget Energy plans to pay a special pro rata dividend based on the number of days from the last regular dividend record date (Jan. 21, 2009) until the closing date of the merger, payable to shareholders of record as of a date prior to the closing to be established by the board of directors. Information on how to convert Puget Energy’s common shares into cash after the merger closes is available on www.PugetEnergy.com.
    Puget Holdings is comprised of Macquarie Infrastructure Partners, the Canada Pension Plan Investment Board, the British Columbia Investment Management Corporation, Alberta Investment Management Corporation, Macquarie-FSS Infrastructure Trust and Macquarie Capital Group.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy serves more than 1 million electric customers and nearly 750,000 natural gas customers, primarily in Western Washington. PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. PSE employees are dedicated to providing great customer service to deliver energy that is safe, reliable, reasonably priced, and environmentally responsible.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy, a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of western Washington. For more information, visit www.pugetenergy.com.

About Puget Holdings LLC
Macquarie Infrastructure Partners
Macquarie Infrastructure Partners, headquartered in New York, is a diversified unlisted fund focusing on infrastructure investments in the United States and Canada. The majority of MIP investors are US and Canadian institutions such as public pension funds, corporate pension funds, endowments and foundations and Taft-Hartley (Labor) funds. MIP has thirteen committed investments including stakes in regulated utilities such as Aquarion Company, a regulated New England water utility, Duquesne Light, a regulated electric utility in Pittsburgh and investments in several other infrastructure and essential service businesses in the US and Canada.

Macquarie Capital Group
Macquarie Capital Group Limited is recognized as a leading global investor and manager of infrastructure businesses. Members of the Macquarie Capital Group manage more than US $40 billion in equity invested in infrastructure and essential service assets around the world through a range of listed and unlisted vehicles. Infrastructure investments managed by Macquarie include investments in the regulated energy, utility, water, transportation and telecommunications sectors around the world. Macquarie aims to manage investments in infrastructure assets profitably and responsibly.

CPP Investment Board
The CPP Investment Board is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 17 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, the CPP Investment Board invests in public equities, private equities, real estate, inflation-linked bonds, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, the CPP Investment Board is governed and managed independently of the Canada Pension Plan and at arm's length from governments. At September 30, 2008, the CPP Fund totaled C$117.4 billion. For more information, please visit www.cppib.ca.

bcIMC
British Columbia Investment Management Corporation (bcIMC) is an investment management corporation based in Victoria, B.C. With over C$85 billion in assets under administration with global exposure, and supported by industry-leading investment expertise, bcIMC offers fund management services for all major asset classes, including currency and infrastructure investment.

bcIMC’s Strategic Investment and Infrastructure Program seeks to acquire long term interests in tangible infrastructure assets which hold the potential to generate strong returns and cash yields to its clients. The program has a global focus with holdings in North America, Latin America, and Europe. bcIMC’s clients include public sector pension plans, public trusts, and insurance funds. For more information, visit www.bcimc.com.

AIMCo
Alberta Investment Management Corporation (AIMCo), based in Edmonton, Alberta, is one of the largest institutional investment management firms in Canada, with C$73 billion in assets under management as of Sept. 30, 2008. AIMCo manages capital for public sector pension plan and government endowment fund clients across a wide variety of asset classes. Alternative investments include infrastructure, real estate, timberland, and private equity. AIMCo has made infrastructure investment commitments of nearly C$2 billion and has significant investment experience in the regulated energy and utility sectors. Infrastructure investments are made on a long-term basis, and the portfolio is diversified across sector and geography, including investments in North America, Europe and Asia. For more information on AIMCo and its investments, please visit www.aimco.alberta.ca.

MFIT
Macquarie-FSS Infrastructure Trust (MFIT) is an unlisted Australian infrastructure trust managed by Macquarie Specialised Asset Management Limited. The investment objective of MFIT is to make investments in a diversified range of infrastructure and infrastructure-like assets. MFIT currently holds interests in four assets across four sectors in three countries (the USA, the UK and Spain). Assets include electricity and water infrastructure, communications infrastructure and vehicle inspection services.

CAUTIONARY STATEMENT:
Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include the parties’ plans relating to utility plant additions and expenses, future energy demands and the ability to satisfy them, the ability to achieve expected rate credits and other savings, the parties’ expectations regarding the merger and factors that could impact financing or the closing of the transaction. Forward-looking statements are based on the opinions and estimates of the parties at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, any challenge to such actions, the uncertainties of the current economic situation, including adverse effects on Puget Energy’s customers or Puget Energy’s or Puget Holdings’ lenders or the failure of any remaining conditions to the transaction. More information about these and other factors that potentially could affect the closing or success of the transaction is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, the parties undertake no obligation to update any forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ Eric M. Markell
Dated: January 16, 2009	Eric M. Markell Executive Vice President and Chief Financial Officer